Clear Channel Communications, Inc.
                            P.O. Box 659512
                     San Antonio, Texas 78265-9512

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             April 25, 1996

As a shareholder of Clear Channel Communications, Inc. (the "Company"), you are hereby given notice of and invited to attend, in person or by proxy, the Annual Meeting of Shareholders of the Company to be held at 200 Concord Plaza (Conference Room-5th Floor), San Antonio, Texas on April 25, 1996, at 11:00 a.m., for the following purposes:

1. To elect directors for the coming year;

2. To select independent auditors for the year ending December
31, 1996;

3. To transact any other business which may properly come before the meeting.

The Board of Directors (the "Board") has fixed the close of business on March 1, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

Your attention is invited to the accompanying Proxy Statement. In addition, although mere attendance at the meeting will not revoke the proxy, a shareholder present at the meeting may revoke his proxy and vote in person. To assure that your shares are represented at the meeting, please complete, date, sign and mail the enclosed Proxy card in the return envelope provided for that purpose.

By Order of the Board of Directors


Kenneth E. Wyker
Secretary

San Antonio, Texas
March 19, 1996


                      PROXY STATEMENT
              Clear Channel Communications, Inc.
                      P.O. Box 659512
               San Antonio, Texas 78265-9512

              ANNUAL MEETING OF SHAREHOLDERS
                      April 25, 1996


This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Clear Channel Communications, Inc. (the "Company") of proxies for use at the Annual Meeting of Shareholders to be held on April 25, 1996, or at any adjournment thereof, as set forth in the accompanying notice. A shareholder giving a proxy may revoke it at any time before it is exercised by so notifying the Secretary of the Company in writing or in person. Any proxy which is not revoked will be voted at the meeting. The Proxy Statement is first being sent to shareholders on or about March 19, 1996.

On March 1, 1996, the record date for determination of shareholders entitled to notice of and to vote at the meeting, there were 34,592,012 shares of Common Stock outstanding. On all matters, each share has one vote.

Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors at the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

In the election of directors, shares present but not voting will be disregarded (except for quorum purposes). The election of directors requires an affirmative vote by a majority of the outstanding shares present and entitled to vote at the meeting.



SECURITY OWNERSHIP

The table below sets forth certain information about the persons and entities known to the Company to own beneficially more than 5% of the Company's outstanding stock. Such information is based upon required notices previously filed with the Company. Such shares are held in each shareholder's name or in a nominee account.
                                 Shares of
                                Common Stock
                                Beneficially     Percent
                                   Owned at         of
Name                          February 15, 1996   Class

L. Lowry Mays                    7,618,846(1)       22%
400 Geneseo Road
San Antonio, Texas 78209

B. J. McCombs                    5,662,093(2)       16%
825 Contour
San Antonio, Texas 78212

Putnam Investments               2,520,408           7%
One Post Office Square
Boston, Massachusetts 02019

Pilgrim Baxter Associates        2,172,000           6%
1255 Drummers Lane #300
Wayne, Pennsylvania 19807-1590

(1) Includes presently exercisable options to acquire 338,595 shares and 56,660 shares held by trusts of which he is Trustee, but not beneficiary.

(2) Includes presently exercisable nonqualified options to acquire 14,375 shares.


ELECTION OF DIRECTORS AND DIRECTOR COMPENSATION

One of the purposes of the meeting is the election of directors. The number of directors expected to constitute the entire board following the election is five. Unless you indicate to the contrary, the persons named in the accompanying proxy will vote your shares for the election of the nominees named below as directors. Although it is not envisioned that any nominee will decline or be unable to serve, the proxies will be voted by the proxy holders at their discretion for another person, or for a lesser number of persons, if such a contingency should arise. The term of each person elected as a director will continue until the next annual meeting and until his successor is elected and qualified. Outside directors are paid $5,000 for each meeting of the Board they attend, plus members of the compensation committee are paid $500 for each meeting of the compensation committee they attend. In addition, in February 1993, each outside director was granted options to purchase 15,624 shares of Common Stock of the Company, 9,375 of which are exercisable as of the date of this Proxy Statement. In February 1994, each outside director was granted options to purchase 12,500 shares of Common Stock of the Company, 5,000 of which are exercisable as of the date of this Proxy Statement. The election of directors requires an affirmative vote by a majority of the outstanding shares present and entitled to vote at the meeting.

The table on the following page reflects the number of shares of Common Stock beneficially owned by the directors of the Company as of February 15, 1996, and the number of shares beneficially owned by each of the named executive officers and the number of shares beneficially owned by all directors and officers of the Company as a group.


                                                                Shares of
                                    Principal     Year First   Common Stock
                                     Occupation     Became    Beneficially Owned    Percent
Name                          Age  or Employment  a Director  at February 15, 1996  of Class
L. Lowry Mays (a) (1) (4) (6) 60  President & Chief   1972       7,618,846            22%
400 Geneseo Road                  Executive Officer
San Antonio, Texas 78209           of the Company

Alan D. Feld (a) (2) (3) (4)  59  Partner of the law  1984          34,615              *
4235 Bordeaux                     firm Akin, Gump, Strauss,
Dallas, Texas 76205               Hauer & Feld, L.L.P.

B. J. McCombs (a) (3) (4)     68  Private Investor    1972       5,662,093            16%
825 Contour
San Antonio, Texas 78212

Theodore H. Strauss(b)(3)(4)  71  Sr. Managing Dir.   1984          59,139             *
5100 Park Lane                    Bear, Stearns & Co., Inc.
Dallas, Texas 75220

John H. Williams (a)(b)(3)(4) 62  Senior Vice Pres.   1984         20,511              *
7810 Glen Albens Circle           Everen Securities, Inc.
Dallas, Texas 75225

Dave Ross 45                      Vice President       n/a         13,344              *
1975 E. Sunrise Blvd.             Clear Channel Metroplex
Ft. Lauderdale, Florida 33304

W. Ripperton Riordan          39  Executive V.P./COO   n/a          6,066              *
1701 Broadway Street NE           Clear Channel Television
Minneapolis, Minnesota 55413

Jack Peck                     39  Vice President       n/a         3,816               *
2701 Union Ave.                   Clear Channel Television
Memphis, Tennessee 38104

Josh McGraw                   45  Vice President       n/a           ---               *
8675 Hogan Road                   Clear Channel Television
Jacksonville, Florida 32216

All officers and directors as a group (39 persons)(5)        14,005,568               40%

(a) Member of Compensation Committee
(b) Member of Audit Committee

* Percentage of shares beneficially owned by such persons does not exceed one percent of the class so owned.

(1) Includes presently exercisable options to acquire 338,595 shares and 56,660 shares held by trusts of which he is Trustee, but not beneficiary.
(2) Includes 16,240 shares of Common Stock owned by Mr. Feld's wife, as to which he disclaims beneficial ownership.
(3) Includes presently exercisable nonqualified options to acquire 14,375 shares.
(4) Nominee for Director
(5) Includes presently exercisable options to acquire 539,950 shares.
(6) Mark P. Mays, Senior Vice President-Operations, and Randall
T. Mays, Vice President-Treasurer, executive officers of the Company, are the sons of L. Lowry Mays.


Each of the nominees has held the position listed above, or a similar position with the same organization, for at least five years.

The nominees for directors of the Company serve as directors for the following corporations, some of which have a class of securities registered pursuant to Section 12 or Section 15 of the Securities Exchange Act of 1934: Mr. Feld is a director of Centerpoint Properties, Inc.; Mr. Strauss is a director of Sport Supply Group, Inc., Sizeler Property, Inc. and Hollywood Casino; Mr. Williams is a director of GAINSCO, Inc.

The Company's executive compensation program is administered by the Compensation Committee of the Board which is composed of three independent, non-employee directors and L. Lowry Mays, the Chief Executive Officer ("CEO") of the Company. The Compensation Committee (the "Committee"), which met once in 1995, recommends to the Board compensation arrangements for all officers and directors of the Company other than the CEO and for other key personnel of its subsidiaries. Two of the independent, non-employee directors --- John H. Williams and Alan D. Feld --- serve as a separate subcommittee of the Committee which determines the salary and incentive bonuses to be paid to the CEO. Mr. Mays does not participate in this subcommittee's evaluation and recommendation of the CEO's compensation. The Committee annually evaluates the Company's corporate performance, actual compensation and share ownership of the executive officers, compared with both the Company's own industry and a broader group of companies such as the S&P 500. Please see the attached Board Compensation Committee Report which details the basis on which the Committee determines executive compensation.

The Audit Committee of the Board, which met once in 1995, reviews the independent auditors' examination report. There is no Nominating Committee of the Board of Directors.

During 1995, the Board held five meetings. Each of the nominees named above attended at least 75 % of the aggregate of the total number of meetings of the Board and the total number of meetings held by committees of the Board on which that director served.

Compensation Committee Interlocks and Insider Participation

During 1995, the members of the Committee, which included John H. Williams, Alan D. Feld and B. J. McCombs, were primarily responsible for determining executive compensation, including decisions related to stock option grants to executive officers.
L. Lowry Mays, the Company's Chief Executive Officer, is also a member of the Compensation Committee and participated in deliberations concerning executive officer compensation other than his own.

The Company paid fees in 1995 to the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. Alan Feld, a director of the Company, is the sole shareholder of a professional corporation which is a partner of such firm. The Company purchased in 1995 various forms of insurance from Primera Insurance Company ("Primera"). B. J. McCombs, a director of the Company, owns 75% of Primera. As part of its operations, the Company leases certain office space in San Antonio, Texas from the trusts of the children of L. Lowry Mays and B. J. McCombs. This lease expires on December 31, 1997 with current monthly rentals of $16,486. The Company believes all of the transactions described above are no less favorable to the Company than could be obtained with nonaffiliated parties.

EXECUTIVE COMPENSATION

The Company believes that compensation of its executive officers and others should be directly and materially linked to operating performance. For Fiscal Year 1995, the executive compensation program consisted of the base salary, a bonus plan based on Company profitability and individual performance and stock options that generally become exercisable over a five year period. Mr. Mays, the Company's CEO, has an employment contract with the Company expiring February 1, 1999, providing for a base salary of $600,000 per year and a bonus as may be determined by the Compensation Committee and approved by the Board of Directors. Mr. Mays was awarded a bonus for services rendered in 1995 of $1,500,000, which was paid in 1996. The compensation levels of the remaining four executives were based primarily on the achievement of specific quantitative and qualitative goals set at the beginning of the period.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned or paid by the Company to the CEO and each of its other four highest compensated executive officers whose total cash compensation exceeded $100,000 for services rendered in all capacities for the years ended December 31, 1995, 1994 and 1993.



                      Annual Compensation              Long-term Compensation

                                             Other                                          All
                                            Annual      Restricted                         Other
                                            Compen-        Stock     Options/     LTIP    Compen-
                     Salary       Bonus     sation         Awards      SARs      Payout    sation
Name/Title     Year    ($)         ($)        ($)           ($)        (#)         ($)      ($)

L. Lowry Mays  1995  598,217    1,500,000     ---           ---        ---         ---   154,890(1)
President      1994  577,396    1,000,000     ---           ---      125,000       ---   202,282(1)
and CEO        1993  351,153      650,000     ---           ---      125,000       ---   146,573(1)

Rip Riordan    1995  171,541      123,523     ---           ---        5,000       ---     2,844(2)
Exec. VP/COO   1994  157,845       45,000     ---           ---        2,500       ---     2,762(2)
Clear Channel  1993  128,615       27,500     ---           ---        ---         ---     2,251(2)
Television

Dave Ross      1995  159,558      100,000     ---           ---        ---         ---     2,771(2)
Vice President 1994   33,130          ---     ---           ---        3,000       ---     ---
Clear Channel  1993      ---          ---     ---           ---        ---         ---     ---
Metroplex

Jack Peck      1995 132,149        98,283     ---           ---        ---         ---     2,308(2)
Vice President 1994 132,174        50,000     ---           ---        2,500       ---     2,308(2)
Clear Channel  1993 117,295        35,000     ---           ---        ---         ---     2,053(2)

Josh McGraw    1995 122,149        68,951     ---           ---        ---         ---     ---
Vice President 1994 121,767        45,000     ---           ---        2,500       ---     ---
Clear Channel  1993 117,184        30,000     ---           ---        ---         ---     ---
Television

(1) Represents $151,656, $199,048, and $143,425 paid by the
Company in 1995, 1994, and 1993, respectively, on a split-dollar life insurance policy for Mr. Mays. Such amounts include the entire dollar amount of the term life portion and the present value to Mr. Mays of the interest-free use of the non-term portion of each premium payment. The remainder represents the amount of matching contributions paid by the Company under the 401(k) plan.

(2) Represents the amount of 401(k) matching contributions paid by the Company.


OPTIONS GRANTED DURING THE 1995 FISCAL YEAR

The following table discloses, for the CEO and other named executives, information on options on the Company's Common Stock
("Options") granted to these executives during the 1995 Fiscal
Year.


Option/SAR Grants Table

     Individual Grants   Option Value

                         % of                                       Potential Realizable Value at
                        Total                                       Assumed Annual Rates of Stock
                       Options/                                         Price Appreciation for
              Options    SARs                                                 Option Term
                SARs   Granted to     Exercise or
              Granted  Employees in    Base Price     Expiration           5%           10%
Name/Title      (#)    Fiscal Year     ($/share)         Date              ($)          ($)

L. Lowry Mays   ---       ---             ---             n/a              ---          ---
President
and CEO

W. Ripperton
Riordan        5,000      6%             39.63         20-Nov-02          80,667      187,988
Exec. VP/COO
Clear Channel
Television

Dave Ross       ---       ---             ---             n/a              ---          ---
Vice President
Clear Channel
Metroplex

Jack Peck       ---       ---             ---             n/a              ---          ---
Vice President
Clear Channel
Television

Josh McGraw     ---       ---             ---             n/a              ---          ---
Vice President
Clear Channel
Television


OPTIONS EXERCISED DURING THE 1995 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table discloses, for the CEO and other named executives, individual exercises of Options in the last fiscal year and the number and value of Options held by such named executive at December 31, 1995.


Option/SAR Exercises
and year-end Value Table

                                                                                       Value of
                                                              Number of              Unexercised
                                                             Unexercised             In-The-Money
                                                             Option/SARs             Option/SARs
                        Shares                              at FY-End (#)           at FY-End ($)
                       Acquired      Value
                     on Exercise    Realized                         Non                      Non
Name/Title               (#)          ($)               Vested      Vested      Vested       Vested

L. Lowry Mays           ------      ------              297,837     10,758     9,908,344     374,690
President
and CEO

W. Ripperton Riordan    ------      ------              ------       7,500       ---          92,413
Exec. VP/COO
Clear Channel Television

Dave Ross               ------      ------              ------       3,000       ---          60,375
Vice President
Clear Channel Metroplex

Jack Peck               ------      ------              ------       2,500       ---          69,938
Vice President
Clear Channel Television

Josh McGraw             ------      ------              ------       2,500        ---         69,938
Vice President
Clear Channel Television


STOCK PERFORMANCE CHART

The following chart demonstrates a five year comparison of the cumulative total returns, adjusted for stock splits and dividends, for the Company, the Paul Kagan Associates, Inc.
Broadcasting Average, and the S&P 500 Composite Index.

Clear Channel Communications Stock Performance Chart


Indexed Yearly Stock Price Close
(Prices Adjusted for Stock Splits and Dividends)

               S&P 500    Paul Kagan    Clear Channel
     1990        1.0         1.0            1.0
     1991        1.3          .9            1.3
     1992        1.3         1.2            2.4
     1993        1.4         1.6            6.8
     1994        1.4         1.7            9.3
     1995        1.9         2.4           16.2


RETIREMENT PLAN

On March 1, 1987, the Company adopted the Clear Channel Communications, Inc. 401(k) Savings Plan for the purpose of providing retirement benefits for substantially all employees. Employees eligible for this plan may defer as much as 10% of their compensation per year, up to $9,240, for which the Company contributes 35% of the first 5% of the employee's deferred compensation. Company matched contributions vest to the employees based on their number of years of service to the Company.


COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 disclosing delinquently reported transactions were required for those persons, the Company believes that, during the year ended December 31, 1995, all filing requirements applicable to its officers and directors were complied with, except for the filing of the Initial Statements of Beneficial Ownership for Dave Ross, Josh McGraw and Jack Peck, which were filed late.

SELECTION OF INDEPENDENT AUDITORS

Independent auditors are to be selected at the meeting, and unless indicated to the contrary on the proxy, the persons named in the accompanying proxy will vote for Ernst & Young LLP, Certified Public Accountants, who have served as auditors of the Company for the most recent fiscal year. Representatives of Ernst & Young LLP are expected to be present at the meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire. The Annual Report to Shareholders of the Company, including financial statements for fiscal year ended December 31, 1995, has preceded or accompanies this proxy statement. The Annual Report to Shareholders is not to be deemed part of this proxy statement.

CERTAIN TRANSACTIONS

The Company paid fees in 1995 to the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. Alan Feld, a director of the Company, is the sole shareholder of a professional corporation which is a partner of such firm. The Company purchased in 1995 various forms of insurance from Primera. B. J. McCombs, a director of the Company, owns 75% of Primera. As part of its operations, the Company leases certain office space in San Antonio, Texas from the trusts of the children of L. Lowry Mays and B. J. McCombs. This lease expires on December 31, 1997 with current monthly rentals of $16,486. The Company believes all of the transactions described above are no less favorable to the Company than could be obtained with nonaffiliated parties.


The Company's wholly-owned subsidiary, Clear Channel Television, Inc. ("CCTV"), adopted its 1991 Non-Qualified Stock Option Plan (the "CCTV Non-Qualified Stock Option Plan"), providing for the grant to eligible CCTV employees of options to purchase up to 50,000 shares of CCTV Common Stock. The CCTV Non-Qualified Stock Option Plan is currently administered by the Stock Option Committee of the Board of Directors of CCTV. In February 1993, CCTV elected to discontinue the granting of options pursuant to this plan. Under the terms of the CCTV Non-Qualified Stock Option Plan, the CCTV Stock Option Committee is authorized to determine the date upon which options granted thereunder become exercisable, the exercise price of such options and other terms and conditions thereof. At December 31, 1995, options to purchase 9,500 shares of CCTV Common Stock had been granted and were outstanding under the CCTV Non-Qualified Stock Option Plan. The exercise price of such options is $1.00 per share. Pursuant to the CCTV Non-Qualified Stock Option Plan, each participant therein will be required to enter into a Buy-Sell Agreement with CCTV with respect to the shares of CCTV Common Stock acquired by such participant upon the exercise of any options granted thereunder. Executive officers hold all such options; however, none are vested.

In May 1977, the Company and its shareholders, including L. Lowry Mays and B.J. McCombs, entered into a Buy-Sell Agreement (the "Repurchase Agreement") restricting the disposition of the outstanding shares of Common Stock owned by L. Lowry Mays and B.J. McCombs and their heirs, legal representatives, successors and assigns (collectively, the "Restricted Parties"). The Repurchase Agreement provides that in the event that a Restricted Party desires to dispose of his shares, other than by disposition by will or intestacy or through gifts to such Restricted Party's spouse or children, such shares must by offered for a period of 30 days to the Company. Any shares not purchased by the Company must then be offered for a period of 30 days to the other Restricted Parties. If all of the offered shares are not purchased by the Company or the other Restricted Parties, the Restricted Party offering his shares may sell them to a third party during a period of 90 days thereafter at a price and on terms not more favorable than those offered to the Company and the other Restricted Parties. In addition, a Restricted Party may not individually, or in concert with others, sell any shares so as to deliver voting control to a third party without providing in any such sale that all Restricted Parties will be offered the same price and terms for their shares.

SHAREHOLDER PROPOSALS

A proper proposal submitted by a Company shareholder for consideration at the Company's 1997 Annual Meeting of Shareholders and received at the Company's executive offices no later than November 30, 1996 will be included in the Company's Proxy Statement and form of Proxy relating to such Annual Meeting. If the proposal is adopted, it will be included in the information statements distributed to shareholders.

GENERAL

Neither management nor the Board of Directors knows of any matter to be acted upon at the meeting other than the matters described above. If any other matter properly comes before the meeting, however, the proxy holders will vote thereon in accordance with their best judgment.

The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy soliciting material, regular employees of the Company may solicit proxies by mail, telephone, telegraph and personal interview. Proxy cards and materials will also be distributed to beneficial owners of stock, through brokers, custodians, nominees and other like parties, and the Company expects to reimburse such parties for their charges and expenses connected therewith.

A copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission will be available when filed without charge to shareholders upon written request to Clear Channel Communications, P.O. Box 659512, San Antonio, Texas 78265-9512.


        Kenneth E. Wyker
        Secretary


BOARD COMPENSATION COMMITTEE REPORT

The Compensation Committee consists of three outside Board members and the Chief Executive Officer ("CEO").

Overall Policy

The financial success of the Company is linked to the ability of its executive officers and managers to direct the Company's current operations and to assess the advantages of potential acquisitions and realign the operations of the acquired entities with the operating policies of the Company. A major objective of the Company's compensation strategy is to attract and retain top quality executives and operating managers. Another objective of the Company's compensation strategy is to reward managers based on the financial performance of operations under their control. Financial incentives are used to motivate those responsible to achieve the Company's financial goals and to align the interests of the Company's managers with the interests of the Company's shareholders.

In order to achieve the foregoing objectives, the Company's compensation includes both a base salary component and incentive compensation. Incentive compensation includes both annual bonuses and stock options.

Compensation

Base salaries of executive officers are set with respect to comparable salaries paid by the radio and television broadcast industry in those markets in which the Company operates. The salaries of all executive officers except the CEO are determined through mutual negotiations between the executive and the CEO and are based on both past performance and expected future performance. The performance bonuses for 1995 for the executive officers of Clear Channel Television, Inc. ("CCTV") were based solely upon the executives achieving an increase in cash flow over the prior year. The performance bonuses of all other executive officers were based on a subjective evaluation of whether the executive achieved budgeted goals. Budgeted goals are set for each such executive officer pursuant to an extensive annual operating plan established by the Company and the CEO. Past and expected future performance was considered on a subjective basis in determining these budgeted goals, based on the varied circumstances impacting each operating division. Similarly, in determining option grants (including option grants to executive officers of CCTV), the sole factor weighed was success in achieving budgeted goals as determined on a subjective basis after consideration of the varied circumstances impacting each operating division. The CEO reports to the Compensation Committee as to the compensation levels and performance goals which he sets for the Company's executive officers.

CEO Compensation

Two members of the Compensation Committee, John H. Williams and Alan D. Feld, serve on the Performance-Based Compensation Committee, a subcommittee of the Compensation Committee (the "Subcommittee"). John H. Williams and Alan D. Feld are both "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code. The Subcommittee establishes the CEO's performance goals and determines the amount of incentive bonus.

In 1995, the CEO's annual salary was $600,000 pursuant to his employment contract with the Company. He was paid a cash bonus of $1,500,000 in February of 1996 that, while paid in 1996, rewarded the CEO for performance in 1995. No options were granted to the CEO in 1995 for the purchase of shares of the Company's Common Stock.

The Subcommittee utilized information gathered from its review of compensation packages of ten comparable companies in the radio and television broadcasting industry in determining the CEO's base salary and overall compensation package. The amount of salary paid and bonus awarded was judged to be deserving and balanced for the value received by the shareholders from the CEO's efforts, based on the overall increase in the Company's after-tax cash flow and the increase in market value of the Company's Common Stock from year to year.

In evaluating the incentive bonus compensation to be awarded to the Company's CEO, the Subcommittee reviewed the financial performance of the Company over the 1995 fiscal year. Based on the performance goals established by the Subcommittee under the Performance-Based Compensation Plan adopted by the shareholders at the 1995 Annual Meeting, the CEO was entitled to an incentive bonus of up to 20% of the increase in the after-tax cash flow from the 1994 fiscal year to the 1995 fiscal year. In 1995, after tax cash flow increased from $47 million to $71 million, or 52%. The Subcommittee determined that it was in the best interest of the Company to award the CEO an incentive bonus of $1,500,000 for 1995 under the Performance-Based Compensation Plan.

The Subcommittee also noted the market value of the Company's outstanding Common Stock at December 31, 1995 was $1.5 billion, a 74% increase over the market value at December 31, 1994, while the number of shares outstanding increased by less than one percent. Total assets grew by 37% to $563 million in 1995 mainly through acquisitions, while total shareholders equity at December 31, 1995 to support that asset base grew to $164 million, a 25% increase. Many factors contributed to this exceptional performance, but paramount was the financial and management skills employed by the CEO and the management group he put in place.

As mentioned above, the Subcommittee gathered competitive compensation data on ten radio and television broadcasting companies. The companies were selected by the Subcommittee as the most comparable to the Company in terms of the properties operated and the markets served. The Subcommittee determined that these ten companies provided more accurate compensation information relative to the radio and television broadcasting industry than the entire range of companies covered in the Paul Kagan Associates, Inc. Broadcast Index used in the Stock Performance Chart on page 9. Although the companies covered in this index own radio and/or television properties, many of these companies also own and/or operate businesses in such industries as radio and television networks, newspaper and magazine publishing, film production, financial services and manufacturing. In the Subcommittee's opinion, the CEO's 1995 compensation corresponded to the median to high end of the range paid by the ten companies surveyed.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the tax deduction for compensation paid to the named executive officers to $1 million. However, performance-based compensation that has been approved by shareholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" (as defined for purposes of Section 162 (m)).

At the 1995 Annual Meeting, the shareholders approved the Performance-Based Compensation Plan, which meets the requirements of Section 162(m) with respect to the performance-based compensation paid to the CEO, as discussed above. The Committee's present intention is to continue to comply with the requirements of Section 162(m).

                         COMPENSATION COMMITTEE

                             John Williams
                             Alan D. Feld
                             B. J. McCombs
                             L. Lowry Mays


CLEAR CHANNEL COMMUNICATIONS, INC.

Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders to be held April 25, 1996

The undersigned hereby appoints L. Lowry Mays and Alan D. Feld and each of them, proxies of the undersigned with full power of substitution for and in the name, place and stead of the undersigned to appear and act for and to vote all shares of CLEAR CHANNEL COMMUNICATIONS, INC. standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at the Annual Meeting of Shareholders of said Company to be held in San Antonio, Texas on April 25, 1996 at 11:00 A.M., CST, or at any adjournments or postponements thereof, with all powers the undersigned would possess of then personally present, as indicated on the reverse side.

The undersigned acknowledges receipt of notice of said meeting and accompanying Proxy Statement and of the 1995 Annual Report and ratifies and confirms all acts that any of the said proxy holders or their substitutes may lawfully do or cause to be done by virtue hereof.

(Continued and to be dated and signed on the reverse side.)

1.  Election of Directors   FOR all five nominees listed below [ ]

WITHHOLD AUTHORITY  to vote for all five nominees below  [ ]  EXCEPTIONS* [ ]

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s) mark the "EXCEPTIONS" box and strike a line through the name(s) of such nominee(s) listed below:

L. Lowry Mays     Alan D. Feld     B.J. McCombs     Theodore H. Strauss
John H. Williams

2. Selection of Ernst & Young LLP as independent auditors for the year ended December 31, 1996.

FOR  [ ]   AGAINST [ ]  ABSTAIN [ ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

Change of Address and/or Comments:  [ ]

Please sign your name exactly as it appears hereon. Joint owners should sign personally. Attorney, Executor, Administrator, Trustee or Guardian should indicate full title.


CLEAR CHANNEL COMMUNICATIONS, INC.
P.O. BOX 11181
NEW YORK, N.Y.  10203-0181



Dated:____________________________________, 1996


___________________________
Shareholder's signature


_____________________________________________
Shareholder's signature if stock held jointly

Sign, Date, and Return the Proxy Card Promptly Using the Enclosed Envelope.

Votes MUST be indicated (X) in Black or Blue Ink. [X]